RETENTION AGREEMENT


          This RETENTION AGREEMENT ("Agreement") is made and entered into on this ______ day of April, 1999, by and between American Finance Group, Inc. (the "Company") and ("Employee"). --------------------------------------------------

          WHEREAS, the Company's sole shareholder, PLM International, Inc. ("PLMI"), recently announced publicly that its Board of Directors has engaged Legg Mason Wood Walker, Incorporated to explore strategic alternatives for the Company; and

         WHEREAS, Employee is an "employee at will", and as such the Company is not legally obligated to continue his/her employment for any fixed period of time; and

         WHEREAS, the Company desires to assure itself of the services of Employee while such alternatives are explored and, if a change in control of the Company should occur, for a period of time after such transfer has been consummated; and

         WHEREAS, as an additional inducement for Employee to remain in the employ of the Company both before and after a change in control transaction, this Agreement provides certain incentives for Employee to remain in the Company's employ during such period and for severance benefits in the event Employee's employment is terminated by the Company without cause following a change in control transaction;

         NOW, THEREFORE, in consideration of the above premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

          1. Retention Bonus. The Company agrees to pay to Employee a retention bonus under either of the following circumstances:

          (a) In the absence of a Change in Control, as hereinafter defined, during the period beginning on the date hereof and ending January 3, 2000, Employee shall have remained employed by the Company continuously throughout such period; or

          (b) In the event a Change in Control does occur during the period beginning on the date hereof and ending January 3, 2000, Employee shall have remained employed by the Company or its successor continuously throughout the period of six consecutive months beginning on the date of the Change in Control.

          The amount of the retention bonus payable under this Section 1 shall be _____________ Dollars ($ ). The retention bonus shall be paid to Employee in cash within thirty (30) days after the date on which Employee satisfies the conditions of either Section 1(a) or Section 1(b) above, whichever is applicable. No amount paid to Employee as a retention bonus hereunder shall be deemed to be in lieu of a bonus or incentive compensation, if any, payable to Employee pursuant to any other incentive compensation plan in which Employee participates.

          2.       Severance Benefits.

          2.1 Termination by the Company Other Than for Cause. If the Company terminates Employee's employment hereunder other than for Cause, death or disability at any time within six (6) months following a Change in Control occurring during the term of this Agreement, the Company shall pay to Employee the following severance benefits so long as, upon the Company's request, Employee enters into a Release (the "Release") substantially in the form attached hereto as Exhibit A, and such Release is not revoked before the "Effective Date," as defined in the Release:

               (a) The Company shall pay to Employee on the Effective Date a lump sum amount equal to ( ) months of Employee's Base Salary [or draw] at the time the notice of termination is given, less customary payroll deductions; and

               (b) Employee shall continue to participate in all life insurance, medical, health, dental and disability plans, programs or arrangements ("Insurance Plans") in which Employee participated immediately prior to the date of termination on the same terms as Employee participated immediately prior to the date of termination for the shorter period of (i) months from the date of termination or (ii) Employee's commencement of full time employment with a new company; provided that Employee's continued participation is possible under the general terms and provisions of such plans and programs and Employee will continue to be obligated to pay the same employee portion of any premium and any deductible and/or co-payments associated with such Insurance Plans as was required immediately prior to the date of termination, with Employee's right to continued group benefits after any period covered by the Company to be determined in accordance with federal and state law.

          2.2 Other Termination. If Employee's employment is terminated by the Company for Cause, death or disability or is voluntarily terminated by Employee, no benefits will be payable under this Section 2.

          3. Definitions. As used in this Agreement:

          3.1 "Cause" shall mean: (a) the continued failure by Employee to perform his/her job functions or to abide by the Company's policies (other than any failure resulting from Employee's incapacity due to physical or mental illness), which has not been cured within ten (10) days after written demand for substantial performance is delivered by the Company to Employee, which demand specifically identifies the manner in which Employee has not substantially performed his/her job functions or followed the Company's policies; (b) an intentional act or omission by Employee which is, in the reasonable determination of the Company, materially injurious to the Company, monetarily or otherwise; (c) the conviction of Employee of, or his /her admission or plea of nolo contendere to, a crime involving an act of moral turpitude which is a felony or which results or is intended to result, directly or indirectly, in gain or personal enrichment of Employee, relatives of Employee, or their affiliates at the expense of the Company; or (d) the breach by Employee of any material covenant of this Agreement which has not been cured within ten (10) days after written notice detailing such breach is given by the Company to Employee.

          3.2 "Change in Control" shall mean the occurrence of any one of the following events: (a) any person or group (a "Person"), within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), acquiring "beneficial ownership" ("Beneficial Ownership"), as defined in Rule 13d-3 under the Exchange Act, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; provided, however, in determining whether a Change in Control has occurred, voting securities which are acquired in a
"Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or trust forming a part thereof) maintained by (1) PLMI, (2) the Company or (3) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interests is owned, directly or indirectly, by PLMI or the Company (for purposes of this definition, a "Subsidiary"), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a Non-Control Transaction" (as hereinafter defined); (b) a merger, consolidation or reorganization (collectively, a "Transaction") involving the Company , unless such Transaction is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Transaction involving the Company where: (i) the stockholders of the Company immediately before such Transaction own, directly or indirectly, immediately following such Transaction, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such Transaction (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Transaction, or (ii) no Person, other than (1) the Company, (2) PLMI, (3 any Subsidiary, or (4) any employee benefit plan (or any trust forming a part thereof) maintained the Company, PLMI, or any Subsidiary, has Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the Surviving Corporation's then outstanding voting securities; or (c) the sale or other disposition of all or substantially all of the assets of the Company to any Person or Persons (other than a transfer to PLMI or a Subsidiary of the Company or PLMI For purposes of this Agreement, an event constituting a Change in Control shall be deemed to have occurred upon the closing or consummation of such event.

          4. Successors; Binding Agreement.

               (a) The Company shall require any successors or assigns (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, and this Agreement shall inure to the benefit of any such successor or assign.

               (b)  This  Agreement  shall  inure  to  the  benefit  of  and  be
enforceable  by  Employee's  executors,   administrators,   successors,   heirs,
distributes, devisees and legatees.

          5. Term. This Agreement shall have a term beginning on the date first written above and ending on June 30, 2000.

          6. Miscellaneous.

          6.1 The Company and Employee hereby acknowledge and agree that they have each been represented by independent counsel of their own choice throughout all negotiations which preceded the execution of this Agreement. -

          6.2 Written notices required by this Agreement shall be delivered to the Company or Employee in person or sent by overnight courier or certified mail, with a return receipt requested, to the Company's registered address and to Employee's last shown address on the Company's records, respectively. Notice sent by certified mail shall be deemed to be delivered two days after mailing, and all other notices shall be deemed to be delivered when received.

          6.3 This Agreement contains the full and complete understanding of the parties regarding the subject matter contained herein and supersedes all prior representations, promises, agreements and warranties, whether oral or written.

          6.4 This Agreement shall be governed by and interpreted according to the laws of the Commonwealth of Massachusetts.

          6.5 The captions of the various sections of this Agreement are inserted only for convenience and shall not he considered in construing this Agreement.

          6.6 This Agreement can be modified, amended or any of its terms waived only writing signed by both parties.

          6.7 If any provision of this Agreement shall be held invalid, illegal or unenforceable, the remaining provisions of the Agreement shall remain in full force and effect and the invalid, illegal or unenforceable provision shall be limited or eliminated only to the extent necessary to remove such invalidity, illegality or unenforceability in accordance with the applicable law at that time. Notwithstanding the foregoing provision, in the event that a payment is made pursuant to Section 2.1 and Employee has entered into a Release and such Release is determined to be invalid, illegal or unenforceable, Employee and the Company shall negotiate in good faith and enter into a new release covering the released claims.

          6.8 No remedy made available to either party by any of the provisions of this Agreement is intended to be exclusive of any other remedy. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder as well as those remedies existing at law, in equity, by statute or otherwise.

          6.9 Except for the subject matter contained herein, the terms and conditions of Employee's employment with the Company remain unchanged. Nothing contained in this Agreement shall give Employee the right to be retained in the employ of the Company or any affiliate of the Company or to interfere with the right of the Company to terminate Employee at any time for any reason.


          IN WITNESS WHEREOF, the parties have executed this document under seal as of the date specified above.

                             THE COMPANY:
                             AMERICAN FINANCE GROUP, INC.



                              By:

                              Its:


                              ATTEST:

                              EMPLOYEE:

                              ATTEST:

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